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                                                                    EXHIBIT 10.3

                       SECOND AMENDMENT TO NGL - TORCH
                       GAS PLANT JOINT VENTURE AGREEMENT


     This Amendment to NGL - Torch Gas Plant Joint Venture Agreement (the "Amendment"), is made and entered into as of July 1, 1995, to modify and amend the Joint Venture Agreement dated July 15, 1993 (the "Joint Venture Agreement"), between ASSOCIATED GAS RESOURCES, INC., a Texas corporation ("Managing Venturer"), as successor-in-interest to Torch Energy Marketing, Inc., a Delaware corporation ("TEMI") and NGL ASSOCIATES, a Texas general partnership ("NGL"), as amended by that certain Amendment dated as of March 14, 1994.

                                 W I T N E S S E T H:

     WHEREAS, the Managing Venturer and NGL desire to amend the Joint Venture Agreement in order to provide for a contingent venturer fee payable to NGL and to reallocate the pre-payout sharing ratio and depreciation;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to Article 2 of Joint Venture Agreement. Effective as of July 1, 1995, the definition of the terms "Pre-Payout Sharing Ratio" and "Venture Expenses" contained in Article 2 of the Joint Venture Agreement are hereby amended in their entirety to read as follows:

          "Pre-Payout Sharing Ratio" shall mean 100% to the Managing Venturer and 0% to NGL.

          "Venture Expenses" shall mean: (i) the actual verifiable cost and expenses of services from outside sources paid by the Managing Venturer for the benefit of the Venture in connection with matters of periodic tax reporting, monthly revenue, accounting and preparation of periodic financial statements that pertain to the business of the Venture, which charge to the Venture shall not exceed a maximum monthly charge of $1,980.00 per month; plus (ii) the actual verifiable cost of any additional non-recurring third party expenses (including but not limited to legal services and financial or tax audits); plus
          (iii) the Contingent Venturer Fee.

Effective as of July 1, 1995, the definition "Contingent Venturer Fee" is hereby added to Article 2 of the Joint Venture Agreement:

          "Contingent Venturer Fee" shall have the meaning set forth in Section 7.4.

     2. Amendment to Section 7.1.1 of the Joint Venture Agreement. A new sentence is hereby added to the end of Section 7.1.1 of the Joint Venture Agreement as follows:

          Provided, however, all deductions against income relating to depreciation or amortization of the Gas Plants attributable to the time period from
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          inception to July 1, 1995 shall be allocated 90% to the Managing
          Venturer and 10% to NGL.

     3. Amendment to Article 7 of the Joint Venture Agreement. The Joint Venture Agreement shall be amended to add a Section 7.4 thereto which shall read in its entirety as follows:

          Section 7.4 Contingent Venturer Fee. Effective as of July 1, 1995, on or before the 30th day of each month prior to Payout, Managing Venturer shall distribute to NGL a contingent venturer fee. Such fee shall equal 10% of the Distributable Funds for the prior month (plus or minus amounts, if any, attributable to post-period adjustments from prior months) ("Contingent Venturer Fee").

     4. Governing Law. THE TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     5. Binding Agreement; Ratification of Joint Venture Agreement. This Amendment shall be binding upon the successors and assigns of the parties hereto. Except as expressly modified hereby, the Joint Venture Agreement shall continue in full force and effect in accordance with its terms.

     EXECUTED as of the date first above written.

                              NGL ASSOCIATES,
                              a Texas general partnership


                              By:    /s/ Richard Bobigian
                                 ----------------------------------
                              Name:      Richard Bobigian
                                   --------------------------------
                              Title:     GP
                                    -------------------------------

                              ASSOCIATED GAS RESOURCES, INC.,
                              a Texas corporation


                              By:     /s/ J. Darby Sere
                                 ----------------------------------
                                          J. Darby Sere


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